UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N. Garfield Ave., Monterey Park, California 91754

(Address of principal executive offices) (Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026, Good Fortune Supermarket of San Gabriel, LP (“GF San Gabriel”), a California limited partnership that is 91% owned by Maison Solutions Inc. (the “Company”), and Good Fortune Supermarket of Monrovia, LP (“GF Monrovia” and, together with GF San Gabriel, the “Sellers”), a California limited partnership that is 85.25% owned by the Company, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ENSON MARKET 33 SAN GABRIEL CA INC and ENSON MARKET 34 MONROVIA CA INC (together the “Buyers”). Pursuant to the Asset Purchase Agreement, the Sellers agreed to sell to the Buyers the machinery, equipment, fixtures, furniture, leasehold improvements and other tangible personal property used in the operation of the Asian grocery stores located at 137 S. San Gabriel Blvd, San Gabriel, California, and 935 W Duarte Rd, Monrovia, California (each, a “Store” and, together, the “Stores”), together with the beer and wine licenses associated with the Stores (collectively, the “Assets”). The inventory of the Stores is being sold separately under two Inventory Purchase Agreements, and the Sellers are retaining the “Good Fortune” trade name and related goodwill.

The aggregate purchase price for the Assets is $4,500,000, allocated $2,250,000 to each Store, consisting of $2,240,000 for the Assets at such Store and $10,000 for the beer and wine license at such Store. The purchase price for the inventory is in addition to the foregoing and will equal the value of the saleable inventory at each Store as determined by an independent third-party count. The purchase price for the Assets (other than the amounts allocated to the beer and wine licenses) is payable in a single lump-sum payment on or before December 31, 2026 if the Buyers’ financing is funded by that date and, if it is not, is payable in installments under two secured promissory notes (the “Promissory Notes”) in the principal amount of $2,240,000 each, with interest accruing at 10% per annum beginning January 1, 2027 if principal remains unpaid after December 31, 2026, and with the unpaid balance payable in three equal quarterly installments due March 31, 2027, June 30, 2027 and September 30, 2027. Any amounts remaining unpaid after September 30, 2027 will constitute an event of default and will bear interest at 18% per annum until paid. The Buyers’ payment obligations are secured by purchase-money security interests in the Assets and the related inventory, and are guaranteed under a personal and corporate guaranty to be provided by Qinghui Ni and ENSON GROUP, INC. The beer and wine licenses will be transferred only upon approval of the California Department of Alcoholic Beverage Control.

The closing of the transaction is to occur on or before December 31, 2026. The Buyers are acquiring the Assets on an “as-is, where-is” basis, and the transfer of each Store is conditioned upon the Buyers obtaining an assignment of, or a new, real property lease for that Store together with the landlord’s written release of the Company and its affiliates. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, and each Buyer has represented that it is not affiliated with the Company. The Sellers’ entry into the Asset Purchase Agreement was approved by the Company’s Board of Directors, following the review and recommendation of the Audit Committee, on July 1, 2026.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 3, 2026, the Company issued a press release announcing the disposal of San Gabriel and Monrovia Store Operations. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 1, 2026, by and among Good Fortune Supermarket of San Gabriel, LP, Good Fortune Supermarket of Monrovia, LP, ENSON MARKET 33 SAN GABRIEL CA INC and ENSON MARKET 34 MONROVIA CA INC.*
99.1	Press Release, dated July 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date:	July 6, 2026

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer, Chairman and President

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